EXHIBIT 10.42

EMPLOYMENT/NON-COMPETITION/
CONFIDENTIALITY AGREEMENT

FIRST AMENDMENT

          WHEREAS, Pride International, Inc. (the “Company”) and Mario Kricorian (“Employee”) are parties to the Employment/Non-Competition/Confidentiality Agreement (the “Agreement”) dated April 8, 2004; and

          WHEREAS, the Company and Employee desire to amend the Agreement to make certain changes with regard to Change in Control provisions; and

          WHEREAS, Section 6.07 of the Agreement provides that the Agreement may be amended only by the written agreement of the parties.

          NOW, THEREFORE, the parties agree to amend the Agreement, effective August 11, 2004, as set forth below:

          Section 2.05(e) of the Agreement is amended in its entirety to read as follows:

“e.	the Company shall have (i) sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person or (ii) sold, transferred or exchanged all, or substantially all, of its assets associated with the Company’s Latin American division to another corporation or other entity or person while Employee is primarily assigned to perform services for such division.”

          IN WITNESS WHEREOF, Employee has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf.

EMPLOYEE

/s/ Mario Kricorian

Mario Kricorian

PRIDE INTERNATIONAL, INC.

By:	/s/ Paul Bragg

Paul Bragg
Chief Executive Officer